EXHIBIT INDEX

(14)(a)   Independent Auditors' Consent for AXP Progressive Series, Inc.

(14)(b)   Independent Auditors' Consent for AXP Partners Series, Inc.

(17)(f) Annual Report, dated July 30, 2003 for the period ended May 31, 2003, for AXP Partners Select Value Fund.

(17)(g) Semiannual Report, dated Nov. 30, 2003 for the same period ended, for AXP Partners Select Value Fund.

(17)(j) Annual Report, dated Nov. 28, 2003 for the period ended Sept. 30, 2003, for AXP Progressive Fund.